Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED
SUBACCOUNTING AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED SUBACCOUNTING AGREEMENT (this “Amendment”) is made and entered into as of this 24th day of February 2010 (the “Effective Date”), by and between, UNITED WESTERN BANK®, a federal savings bank (“Bank”), EQUITY TRUST COMPANY, a South Dakota trust company (“ETC”), EQUITY ADMINISTRATIVE SERVICES, INC., an Ohio corporation (“EAS”), and STERLING ADMINISTRATIVE SERVICES, LLC, a Texas limited liability company (“SAS” and, collectively with EAS, the “Companies”). The Companies, ETC and Bank are referred to herein each as a “Party” and collectively as the “Parties.” Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Subaccounting Agreement (as defined below).

WITNESSETH

WHEREAS, Bank, ETC and the Companies are parties to that certain AMENDED AND RESTATED SUBACCOUNTING AGREEMENT dated June 27, 2009 (the “Subaccounting Agreement”) whereby, among other things, ETC and the Companies maintain Bank Accounts at Bank for the benefit of Custodial Account Holders, and the Companies act as agent for Bank to provide Custodial Account Holder record keeping and certain other services with respect to the Custodial Accounts and balances maintained in the Bank Accounts for the benefit of the individual Custodial Account Holders.

WHEREAS, the Parties desire to amend the Subaccounting Agreement as described in further detail in this Amendment.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The following sentence shall be added at the end of Section 1 of the Agreement:

“For purposes of this Agreement, Bank Accounts shall include any Bank Account deposits participated to Third Party Banks pursuant to the terms of this Agreement.”

2. The second paragraph of Section 10 of this Agreement is hereby deleted in its entirety and replaced with the following paragraph:

“Notwithstanding anything to the contrary herein, written consent of the Bank is required prior to the Companies and ETC participating out Bank Account deposits to any Third Party Bank (as defined below), which consent shall not be unreasonably withheld.  In addition, Bank may propose that the Companies and ETC participate out Bank Account deposits to a Third Party Bank, and the written consent of the Companies and ETC shall be required prior to such participation, which consent shall not be unreasonably withheld.  A “Third Party Bank” is any federally insured bank or saving and loan institution chartered by an agency of the federal government or any state government that is agreed to between the Parties and (x) has a composite rank of 75 or higher as published by IDC Financial Publishing, Inc. (“IDC”) from time to time or (y) if such bank or institution is not rated by IDC, such bank or institution is “well capitalized” (as that term is defined in 12 CFR 565.4(b)(1), but subject to 12 CFR 565.4(c)).  Any Party proposing participation of Bank Account deposits to a Third Party Bank as provided herein (the “Proposing Party”) shall first deliver to Bank or the Companies and ETC, as the case may be (the “Receiving Party”) detailed information regarding the proposed participation, including the proposed amount of Bank Account deposits to be participated out, the name of the Third Party Bank to accept the deposits, the proposed terms of such Third Party Bank’s participation and information regarding the financial and regulatory status of such Third Party Bank (the “Participation Information”). The Receiving Party shall, within seven business days after the date of its receipt of all Participation Information (such seven-business-day period, the “Response Period”), provide in writing to the Proposing Party (a) the Receiving Party’s written consent to the proposed participation, or (b) a statement that the Receiving Party will not consent to the participation, together with reasonable details supporting its decision not to grant consent.  In the event the Receiving Party fails to respond to a participation request within the Response Period, then the Parties shall deem that the Receiving Party’s consent to the proposed participation has been granted. The Parties will take all reasonable or necessary actions, including opening accounts at Third Party Banks and executing and delivering new account forms and other customary and reasonably necessary documents required by any Party or the Third Party Bank, to allow the participation of Bank Account deposits as provided for herein.  Bank acknowledges that Custodial Account Holders have the right, at their sole option, to direct the Companies and ETC to deposit their respective funds with another depository institution; however, ETC and the Companies will use commercially reasonable efforts to have cash balances relating to Custodial Accounts retained at Bank (or a Third Party Bank if Bank has proposed or consented to participate out any or all of the Custodial Deposits as provided above).  The Companies shall have the right to remove any deposits participated out to a Third Party Bank under this paragraph at any time after (i) receipt by the Companies or ETC of a rating report published by IDC indicating a composite rank for such Third Party Bank of 74 or lower, if such Third Party Bank is rated by IDC, or (ii) if such Third Party Bank is not rated by IDC, the Companies or ETC become aware that such Third Party Bank is not “well capitalized” (as that term is defined in 12 CFR 565.4(b)(1), but subject to 12 CFR 565.4(c)), in either of which case the Companies shall have the right to move such deposits to Bank or another Third Party Bank pursuant to the terms of this Section 10.  In the event that Bank has proposed or consented to participate out deposits in the Bank Accounts to a Third Party Bank that pays interest, subaccounting or other administrative fees to the Companies with respect to the deposits participated out to such Third Party Bank (the “Third Party Rate”) that is, in the aggregate, in excess of the applicable Contract Variable Rate as then in effect, the Companies, on the one hand, and Bank, on the other hand, will split the benefit of the difference between such higher Third Party Rate and the applicable Contract Variable Rate 50/50.  In the event that the Third Party Rate is, in the aggregate, less than the applicable Contract Variable Rate, Bank shall be responsible for making the Companies whole for the difference between such Contract Variable Rate and such lower Third Party Rate.  The terms of this paragraph shall not adversely affect any rights of the Custodial Account Holders.”

3. The last sentence of Section 11 of the Agreement shall be deleted in its entirety and replaced with the following sentence:

“This Agreement may be terminated by the Companies or ETC upon thirty (30) days’ prior written notice to Bank at any time after Bank files with the Office of Thrift Supervision, or any successor regulator designated as Bank’s principal regulator, any thrift financial report, or replacement or successor report if not a thrift financial report, which report reflects that Bank is neither “well capitalized” nor “adequately capitalized,” as those terms are defined in 12 CFR 565.4(b)(1) and (2) or in any replacement or successor federal regulation published from time to time and at any time by the federal government of the United States of America (a “Triggering TFR”).  Bank shall provide the Companies and ETC notice that Bank has filed a Triggering TFR within three (3) business days of such filing.”

The Parties agree that all other terms or conditions of the Subaccounting Agreement shall remain in full force and effect and the Parties reaffirm the same.  The Subaccounting Agreement, as amended by this Amendment, contains the entire understanding of the Parties with respect to the subject matter thereof, and supersedes all prior agreements and understandings relating to the subject mater thereof.

This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, assigns (including any direct or indirect successor by merger or consolidation) and administrators.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first written above.

EQUITY ADMINISTRATIVE SERVICES, INC.
By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

STERLING ADMINISTRATIVE SERVICES, LLC
By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

EQUITY TRUST COMPANY
By: /s/ Michael Dea
Name: Michael Dea
Title: CFO

UNITED WESTERN BANK
By: /s/ Scot T. Wetzel
Name: Scot T. Wetzel
Title: CEO